UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.02. Recent Sales of Equity Securities.

On March 31, 2008, H2Diesel Holdings, Inc., a Florida corporation (the “Company” or “we”), completed a private placement of 40,770 shares of our 8% Series B Non-Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") at a price of $100.00 per share and five-year warrants to purchase 239,823 shares of our common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $6.25 per share (the “Offering”) to investors who qualify as “accredited investors” as defined under the Securities Act of 1933, as amended (the “Securities Act”). The gross proceeds from the Offering were $4,077,000.

The offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The sale was made pursuant to subscription agreements between the Company and each investor.

A summary of key terms of the Offering is provided below and is qualified in its entirety by reference to our Articles of Amendment to our Amended and Restated Articles of Incorporation (filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference), the form of Subscription Agreement (filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference), the form of Warrant (filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference), the form of Registration Rights Agreement (filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference) and other Offering documents:

Series B Convertible Preferred Stock. Each share of Series B Preferred Stock initially will be convertible into shares of our Common Stock, at a conversion price of $4.25 per share. The Series B Preferred Stock also includes the following key terms:

•
Ranking. The Series B Preferred Stock will rank junior to the Series A Preferred Stock and senior to the Common Stock with respect to the payment of dividends and amounts payable upon liquidation, dissolution or winding up of the Company.

•
Dividends and Increase in Stated Value. Dividends will be payable from the date of issuance at a rate of 8% per year when and as declared by the Board of Directors. To the extent that dividends are not declared, or cannot be paid, there will be an increase in the Stated Value of the Series B Preferred Stock in the amount of 8% per year. In the event dividends are declared by the Board and paid by the Company on the Common Stock, holders of Series B Preferred Stock will either share ratably in such dividends based on the number of shares of Common Stock into which the Series B Preferred Stock may be converted or (to the extent that dividends are not declared or cannot be paid), there will be a corresponding increase in the Stated Value. Dividends will be paid semiannually, at the Company’s election, in cash, in shares of Series B Preferred Stock (valued at Stated Value) or in Common Stock valued at the market price, on September 30 and March 31 of each year beginning on September 30, 2008 to holders of record on the 15th day of the preceding month. If there is an increase in Stated Value because dividends were not or could not be paid, that increase will occur semiannually on the dates that dividends would have been paid.

•
Liquidation. Upon any Liquidation of the Company, after the Company has made the required distributions to the holders of Series A Preferred Stock (and any other preferred stock then outstanding, if any, ranking in liquidation senior to the Series B Preferred Stock), and before any distribution is made to the holders of Common Stock (and any other stock ranking in liquidation junior to the Series B Preferred Stock), the holders of Series B Preferred Stock will be entitled to be paid an amount in cash equal to the aggregate liquidation value of Series B Preferred Stock, which equals the Stated Value plus all accrued dividends not previously paid or added to Stated Value.

•	Redemption. The Series B Preferred Stock is not redeemable.

•
Voting.  The holders of the Series B Preferred Stock will be entitled to notice of all shareholders’ meetings and will be entitled to vote on all matters submitted to the shareholders for a vote, together with the holders of Series A Preferred Stock on an as-converted basis and the Common Stock, voting together as a single class. Each share of Series B Preferred Stock will be entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

•
Automatic Conversion. Upon the third anniversary of the initial issue date of the Series B Preferred Stock, each share of Series B Preferred Stock will automatically convert into the number of shares of Common Stock into which it is then convertible. That number is determined by dividing the sum of the Stated Value and all accrued dividends not previously paid or added to the Stated Value to the date of such conversion by the Conversion Price then in effect. The conversion price is $4.25 per share, subject to adjustment upon the occurrence of certain major corporate events such as reorganizations and stock splits (the “Conversion Price”).

•
Optional Conversion. At any time, any holder of Series B Preferred Stock may convert all or a portion of their shares. The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible is determined by dividing the sum of the Stated Value and all accrued dividends not previously paid or added to the Stated Value to the date of such conversion by the Conversion Price then in effect.

•
Antidilution and Adjustments to Conversion Price. If at any time prior to the first to occur of (i) the first anniversary of the registration of the common stock underlying the Series B Preferred Stock or (ii) 18 months after the closing , the Company issues any additional shares of Common Stock with a purchase price less than the Conversion Price of the Series B Preferred Stock, or additional convertible securities with a conversion price less than the Conversion Price of the Series B Preferred Stock, the Conversion Price of the Series B Preferred Stock will be reduced to the purchase price at which such Common Stock has been issued or the conversion price of such additional convertible securities, but not below a Conversion Price of $3.00 per share.

•	Protective Provisions. The Company will not, without approval of a majority of the holders of the shares of the Series B Preferred Stock voting as a separate class;

(a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any other class or series of preferred stock in any manner adversely affecting the rights of the Series B Preferred Stock;

(b) create or issue any new class or series of equity securities of the Company having a preference senior to the Series B Preferred Stock with respect to redemption, voting, liquidation or dividend rights;

(c) pay or declare any dividend on or other distribution with respect to any shares of the Company’s capital stock which are junior to the Series B Preferred Stock (except dividends payable solely in shares of Common Stock or in the junior preferred stock); or

(d) redeem or acquire any shares of the Company’s capital stock which are junior to the Series B Preferred Stock (other than Common Stock from employees, officers or directors of the Company or its subsidiaries upon termination of employment pursuant to the terms of agreements approved by the Company’s board of directors or Common Stock from any affiliate of the Company (which for this purpose shall include any holder of 10% or more of the Common Stock or other voting stock of the Company)) or any strategic partner of the Company).

•
Reorganization, Consolidation, Merger or Sale. Prior to any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction where the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (an “Organic Change”), the Company will make appropriate provision to ensure that the holders of Series B Preferred Stock will have the right to acquire and receive, upon the conversion of Series B Preferred Stock, in lieu of Common Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change.

Warrants. Each investor in the Offering will also receive warrants exercisable for a number of shares of our Common Stock equal to 25% of the number of shares of common stock that would be issuable upon initial conversion of the Series B Preferred Stock. The initial exercise price of the warrant is $6.25 per share. The warrants are exercisable at any time after the six month anniversary of the issue date but prior to the fifth anniversary of the issue date. If at any time prior to the first anniversary of the registration of the common stock underlying the warrants or eighteen months from the date of closing, the Company issues certain additional equity securities with a purchase price or conversion price less than $4.25 per share of Common Stock or any additional warrants with an exercise price less than $6.25 per share, the exercise price of the Warrant will be reduced to the purchase price or the conversion price of the additional equity securities or to the exercise price of the additional warrants, but not below $3.00 per share.

The antidilution adjustments in the Series B Preferred Stock and warrants will not apply to certain issuances of equity securities or warrants, including those not issued in capital-raising transactions (such as to customers, suppliers, joint venture partners or in connection with acquisitions of property) or in connection with equity award or options granted by the Company to employees, consultants and directors under employee benefit plans approved by the Board of Directors under which options generally are granted with exercise prices at least equal to the Company’s stock price on the grant dates.

Registration Rights. In connection with the Offering, we agreed to register the resale of the shares of common stock issuable to investors upon conversion of the Series B Preferred Stock, upon the exercise of any warrants and as may be issued or distributed through a stock dividend or stock split or other distribution, recapitalization or reclassification. Under the registration rights agreements with each investor, we are required to file a “resale” registration statement with the SEC covering such shares on or before the 30th day following the closing date. We are obligated to maintain the effectiveness of the “resale” registration statement from the effective date of the registration statement through and until the shares have been disposed of in accordance with the registration statement, the shares have been distributed to the public or could be sold by the investor pursuant to Rule 144 under the Securities Act, or the shares have ceased to be outstanding. We agreed to use our reasonable best efforts to have the “resale” registration statement declared effective by the SEC as promptly as practicable after the initial filing, but by no later than 180 days after the effective date. If we fail to meet these registration obligations, we may be required to pay a penalty in cash or additional shares of our common stock, at our election, to investors in the Offering, in an amount not to exceed 6.0% of the aggregate purchase of the Series B Preferred Stock purchased in the Offering.

Commissions and Fees. We will pay commissions of 8% in cash or in shares of Series B Preferred Stock, at our election, and 10% in warrants to purchase our common stock, based on the gross proceeds received in the offering to Empire Financial Group and certain of its principals for services as finders in connection with the transaction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2008, we changed our corporate name to “New Generation Biofuels Holdings, Inc.” and filed an Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Secretary of State of the State of Florida (the “Florida Secretary of State”). A copy of the Company’s Amended and Restated Articles is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 28, 2008, the Company filed with the Florida Secretary of State an amendment (the “Amendment”) to the Company’s Amended and Restated Articles, establishing the terms of the Company's Series B Preferred Stock. A copy of the Amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On March 28, 2008, we issued a press release announcing a change in our corporate name to “New Generation Biofuels Holdings, Inc.” and the launch of our new website at www.newgenerationbiofuel.com. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Articles of Incorporation

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation

4.1	Form of $6.25 Warrant

10.1	Form of Subscription Agreement for March 2008 Private Placement

10.2	Form of Registration Rights Agreement for March 2008 Private Placement

99.1	Press release dated March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H2DIESEL HOLDINGS, INC.

By:	/s/ David A. Gillespie
David A. Gillespie
President and Chief Executive Officer
Date: March 31, 2008